UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

IONQ, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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4505 Campus Drive

College Park, Maryland 20740

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2023 at 10:00 a.m. Eastern Time

Dear Stockholder:

On behalf of our Board of Directors, we are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of IonQ, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast available at www.proxydocs.com/IONQ, on June 7, 2023 at 10:00 a.m., Eastern time. We believe hosting a virtual meeting enables increased stockholder participation, while lowering the cost of conducting the Annual Meeting.

Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting, ask your questions and vote your shares during the meeting by visiting www.proxydocs.com/IONQ. To participate in the Annual Meeting, you will need to register to attend the meeting by 5:00 p.m., Eastern time, on June 6, 2023 using the control number located on the Notice of Internet Availability of Proxy Materials for the 2023 Annual Meeting of Stockholders, your proxy card or voting instruction form. Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying proxy statement. We recommend that you log in a few minutes early to ensure you are logged in when the Annual Meeting starts.

The record date for the Annual Meeting is April 10, 2023. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

The Annual Meeting will be held for the following purposes:

1.	To elect three Class II directors, Ronald Bernal, Kathryn Chou and Harry You, each to serve until our 2026 Annual Meeting of Stockholders.

2.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

3.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the accompanying proxy statement.

By Order of the Board of Directors

Laurie Babinski

Laurie Babinski

General Counsel and Corporate Secretary

College Park, Maryland

April 28, 2023

You are cordially invited to attend the virtual annual meeting. Whether or not you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other similar organization and you wish to vote during the meeting, you must follow the instructions from such organization.

4505 Campus Drive

College Park, Maryland 20740

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 7, 2023 at 10:00 a.m. Eastern Time

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials (the “Notice”) regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board (“Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

You will not receive any additional proxy materials via mail unless you request a printed copy in accordance with the instructions set forth in the Notice. We may elect, in our discretion, to send you a proxy card, along with a second Notice, on or after 10 calendar days have passed since our first mailing of the Notice.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 10, 2023 (the “Record Date”).

How do I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast only. In order to participate in the Annual Meeting, you must register to attend the meeting by 5:00 p.m., Eastern time, on Tuesday, June 6, 2023 using your control number, which is included in the Notice or on your proxy card if you are a stockholder of record, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares in “street name.” Instructions on how to attend and participate are available at www.proxydocs.com/IONQ.

We recommend that you log in a few minutes before the start of the Annual Meeting to ensure you are logged in when the meeting begins. The virtual meeting room will open 15 minutes before the start of the Annual Meeting. Information on how to vote online during the Annual Meeting is discussed below.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be delivered to shareholders via e-mail prior to the meeting’s start time. Technical support will be available starting at 9:45 a.m., Eastern time, on June 7, 2023.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a question and answer session during which we intend to answer questions submitted prior to the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of April 10, 2023 who have registered in advance to attend the Annual Meeting may submit questions or comments that may addressed during the Annual Meeting. If you would like to submit a question, you may do so when you register to attend the Annual Meeting at www.proxydocs.com/IONQ using the control number provided in the Notice and typing your question in the appropriate box in the registration form.

In accordance with the rules of conduct, we ask that you limit your question to one brief question that is relevant to the Annual Meeting or our business and that such questions are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the stockholder’s own personal, political or business interests.

Will a list of stockholders as of the Record Date be available for examination?

For the 10 days prior to the Annual Meeting, the list of our record stockholders as of the Record Date will be available for examination during ordinary business hours by any stockholder of record for purposes germane to the meeting by emailing us at investors@ionq.co.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 201,008,258 shares of common stock outstanding and entitled to vote.

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Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

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Beneficial Owner: Shares Registered in the Name of a Broker or Bank. If, on the Record Date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent, as required. Check with your brokerage firm, bank, dealer or other similar organization, and further follow the instructions you receive prior to the Annual Meeting.

How many votes do I have?

Each holder of shares of our common stock will have one vote per share of common stock held as of the Record Date.

What am I voting on?

There are two matters scheduled for a vote:

•	Proposal 1: Election of three Class II directors to hold office until the 2026 Annual Meeting of Stockholders; and

•	Proposal 2: Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

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By Internet. To vote through the internet, go to www.proxypush.com/IONQ to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your Internet vote must be received prior to the start of the Annual Meeting to be counted.

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By Telephone. Call 1-866-491-3176 toll-free from the United States, U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.

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By Proxy Card. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	Online During the Annual Meeting. Access the Annual Meeting by visiting www.proxydocs.com/IONQ and providing your control number from your Notice.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote online during the Annual Meeting, you may be required to obtain a valid legal proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy card, and access the Annual Meeting by following the instructions you receive after your successful registration at www.proxydocs.com/IONQ using the control number provided by your bank, broker or other nominee.

Internet voting during the Annual Meeting and/or internet proxy voting in advance of the Annual Meeting allows you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I vote my shares by filling out and returning the Notice?

No. The Notice identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting through the internet, by telephone, using a printed proxy card or online during the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our Board: “FOR” the election of each of the three nominees for director; and “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

If I am a beneficial owner of shares held in “street name” and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may vote your shares on Proposal 2. Your broker or nominee, however, may not vote your shares on Proposal 1 without your instructions. Such an event would result in a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•	Submit another properly completed proxy card with a later date.

•	Grant a subsequent proxy by telephone or through the internet prior to the start of the Annual Meeting.

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Attend the Annual Meeting and vote online during the meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or through the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

•	Send a timely written notice that you are revoking your proxy via email at investors@ionq.co.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank. If you are a beneficial owner and your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR,” “WITHHOLD” and broker non-votes; and, with respect to ratification of our independent registered public accounting firm, votes “FOR,” “AGAINST” and abstentions. Withhold and broker non-votes on Proposal 1 will have no effect and will not be counted towards the vote total for this proposal. Abstentions on Proposal 2 will have no effect and will not be counted towards the vote total for this proposal.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of Directors	The three nominees receiving the most “FOR” votes will be elected; withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023	“FOR” votes from the holders of shares representing a majority of the voting power of the shares of common stock present in person, by remote communications, if applicable, or represented by proxy at the meeting and voting affirmatively (excluding abstentions and broker non-votes) on such matter.	No effect	Not applicable(1)

(1)

This proposal is considered to be a “routine” matter. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the voting power of the outstanding shares of common stock entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 201,008,258 shares of our common stock outstanding and entitled to vote.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Requirements for stockholder proposals to be brought before an annual meeting.

Our amended and restated bylaws (“Bylaws”) provide that, for stockholder director nominations or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to our Secretary at IonQ, Inc., 4505 Campus Drive, College Park, Maryland 20740.

To be timely for the 2024 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices between February 8, 2024 and March 9, 2024; provided, that in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2024 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2024 Annual Meeting. A stockholder’s notice to the Secretary must also set forth the information required by our Bylaws.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and intended to be presented at the 2024 Annual Meeting of Stockholders must be received by us not later than December 23, 2023 in order to be considered for inclusion in our proxy materials for that meeting. In addition, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our second amended and restated certificate of incorporation provides for a classified board or directors consisting of three classes of directors. Currently, Classes I, II and III each consist of three directors. Each class serves a staggered three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified. There are currently no vacancies on the Board.

Our Board currently consists of nine directors. There are three directors in Class II whose term of office expires in 2023. Upon the recommendation of the nominating and corporate governance committee, our Board has nominated the following three individuals for election as directors at the Annual Meeting:

•	Ronald Bernal

•	Kathryn Chou

•	Harry You

The biographies below under “Information Regarding Director Nominees and Current Directors” include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director nominee that led the nominating and corporate governance committee to believe that that nominee should continue to serve on the Board. If you elect the nominees listed above, they will each hold office until the 2026 Annual Meeting of Stockholders and until each of their successors has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. Each of the nominees listed below, except for Ms. Chou, is currently a director serving on our Board who was previously elected by the stockholders. Ms. Chou was recommended for nomination to the Board by Mr. Chapman, our CEO, and the members of the nominating and corporate governance committee. All nominees have consented to being named in this proxy statement and to serve if elected. There are no family relationships among any of our executive officers or directors. It is our policy to encourage directors and nominees for director to attend the Annual Meeting.

Vote Required

Directors are elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present during the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the most “FOR” votes will be elected as directors. Withhold and broker non-votes will have no effect on the outcome of Proposal 1. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election because of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. Your proxy cannot be voted for a greater number of persons than the number of director nominees named in this proxy statement.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR

EACH OF THESE DIRECTOR NOMINEES FOR CLASS II DIRECTOR

(PROPOSAL 1 ON YOUR NOTICE OF INTERNET AVAILABILITY)

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following table sets forth, for the Class II nominees and our other directors, their ages and position or office held with us as of the date of this proxy statement:

Name	Age	Position	Director Since
Class II director nominees for election at the 2023 Annual Meeting of Stockholders
Ronald Bernal	67	Director	2021
Kathryn Chou	59	Director	2022
Harry You	64	Director	2021

Class III directors continuing in office until the 2024 Annual Meeting of Stockholders
Craig Barratt	60	Chair of the Board	2021
Peter Chapman	62	President & Chief Executive Officer and Director	2021
Jungsang Kim	53	Chief Technology Officer and Director	2021

Class I directors continuing in office until the 2025 Annual Meeting of Stockholders
Niccolo de Masi	42	Director	2021
Inder M. Singh	64	Director	2021
Wendy Thomas	51	Director	2022

Set forth below is biographical information for the director nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

Nominees for Election at the 2023 Annual Meeting of Stockholders

Ronald Bernal has served as a member of our Board since the closing of the business combination in September 2021. Mr. Bernal served as a member of legacy IonQ’s board of directors since February 2017. Mr. Bernal has served as a venture partner at New Enterprise Associates since February 2010. From May 2006 to February 2010, Mr. Bernal was a partner at Sequel Venture Partners prior to joining New Enterprise Associates. Prior to that, Mr. Bernal was a partner at Sutter Hill Ventures and was vice president of operations and chief development officer at Cisco Systems, Inc. Mr. Bernal currently serves on the board of directors of Cohere Technologies, Inc. and SmartCar, Inc. Mr. Bernal received a B.S. in electrical engineering from DeVry Institute of Technology. We believe Mr. Bernal is qualified to serve as a member of our Board because of his integral involvement in the technology industry, generally, and management roles at global venture capital firms.

Kathryn Chou has served as a member of our Board since July 2022. Since January 2022, Ms. Chou has served as Senior Vice President, SaaS Engineering, of Nutanix, Inc., a publicly listed company, where she along with her team is responsible for building secure and scalable SaaS applications and systems across the entire customer life cycle. From June 2020 to September 2022, Ms. Chou served as Senior Vice President, Worldwide Sales Strategy and Operations, from March 2020 to June 2020, as Vice President, Customer Success Operations and Intelligence and from September 2016 to March 2020 as Vice President, Research and Development, Operations and Central Services, of VMware, Inc., a publicly listed company. Ms. Chou has also served in various non-profit organizations throughout her career. Ms. Chou received an M.B.A. from Harvard Business School and holds M.S. and B.S. degrees in manufacturing systems engineering and mechanical engineering, respectively, from Stanford University. We believe Ms. Chou is qualified to serve as a member of our Board because of her extensive and varied experience as a senior executive at multiple publicly traded technology and software companies.

Harry You has served as a member of our Board since the closing of the business combination in September 2021, and was the chief financial officer and chair of the board of directors of our predecessor, dMY Technology Group, Inc. III, since inception. Mr. You has served as the chair of the board of directors and co-CEO of dMY Technology Group Squared since September 2022. Since October 2021, Mr. You has served as chair of dMY Technology Group VI. Since March 2021, Mr. You has served on the board of directors of Coupang, Inc, a south Korean publicly traded e-commerce company. Since January 2019, Mr. You has served as a member of the board of directors of Broadcom Inc., a publicly traded semiconductor and software company. In September 2016, Mr. You founded GTY Technology Holdings, Inc. (“GTY”), a publicly traded technology company. From September 2016 until February 2019, Mr. You served as its president, chief financial officer and director when GTY consummated its initial business combination. From February 2019 to May 2019, he served as its president and from February 2019 through August 2019 he served as its chief financial officer. Since May 2019, he has served as its vice chair of the board of directors until its sale in July 2022. In May 2019, Mr. You also served as GTY’s president. From February 2008 to September 2016, Mr. You served as the executive vice president of EMC Corporation (formerly NYSE: EMC) in the office of the chair. Mr. You was chief executive officer at BearingPoint (formerly KPMG Consulting, Inc.) as well as chief financial officer of Oracle and Accenture. Mr. You also previously spent 14 years on Wall Street, including serving as a managing director in the Investment Banking Division of Morgan Stanley. Since August 2016, Mr. You has been a trustee of the U.S. Olympic Committee Foundation. Mr. You received a B.A. in economics from Harvard College and an M.A. in economics from Yale University. We believe Mr. You is qualified to serve as a member of our Board because of his extensive and varied experience as both a senior executive and board member at a variety of publicly traded technology and software companies.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Craig Barratt has served as a member of our Board and chair of the board since the closing of the business combination in September 2021. Dr. Barratt served as a member of legacy IonQ’s board of directors since January 2021. Until May 2020, Dr. Barratt served as senior vice president and general manager of the Connectivity Group of Intel Corporation, a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, in July 2019, where he previously served as president and chief executive officer since April 2017. From June 2013 to January 2017, Dr. Barratt held several different roles at Google, including senior vice president, access and energy and advisor. Dr. Barratt previously served as president of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc., and as president, chief executive officer and a director of Atheros Communications, Inc., a fabless semiconductor company, until its acquisition by Qualcomm. Dr. Barratt has also served as a member of the board of directors of Intuitive Surgical, Inc., a robotic-assisted surgery company, since April 2011 and as chair of the board of directors since April 2020. Dr. Barratt received a B.E. in electrical engineering and a B.S. in pure mathematics and physics from the University of Sydney, Australia as well as an M.S. and Ph.D. in electrical engineering from Stanford University. We believe Dr. Barratt is qualified to serve as a member of our Board because of his senior leadership roles at industry leading companies in the technology sector.

Peter Chapman has served as a member of our Board and president and chief executive officer since the closing of the business combination in September 2021. Mr. Chapman previously served as legacy IonQ’s president and chief executive officer and a member of its board of directors since May 2019. From September 2014 to May 2019, Mr. Chapman served as a director of engineering for Amazon Prime at Amazon.com, Inc. prior to joining IonQ. Before that, Mr. Chapman was the president at Media Arc, Inc. We believe Mr. Chapman is well qualified to serve as a member of our Board because of his prior leadership and officer positions at technology and software companies.

Jungsang Kim has served as a member of our Board and chief strategy officer since the closing of the business combination in September 2021. Dr. Kim is the co-founder of legacy IonQ and served as its chief technology officer and a member of its board of directors since September 2015. Dr. Kim assumed the role of chief technology officer in May 2020. Dr. Kim has served as assistant/associate/full professor in the Department of Electrical and Computer Engineering, Department of Physics and Department of Computer Science at Duke University since June 2004. From August 2006 to February 2020, Dr. Kim was also the founder and president and chief executive officer of Applied Quantum Technologies, Inc. Dr. Kim received a B.S. in physics from Seoul National University and a Ph.D. in physics from Stanford University. We believe Dr. Kim is well qualified to serve as a member of our Board because of his extensive research in electrical and computer engineering and quantum mechanics.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Niccolo de Masi has served as a member of our Board since the closing of the business combination in September 2021 and was the chief executive officer and board member of our predecessor, dMY Technology Group, Inc. III, since September 2020. Mr. de Masi has served as a director of Planet Labs PBC, a publicly traded earth imaging company, since December 2021 and as a director and audit committee member of Genius Sports Limited, publicly traded sports data and technology company, since April 2021. Mr. de Masi has served as a director of dMY Technology Group, Inc. VI and dMY Squared Technology Group, Inc., each a publicly traded company, since October 2021 and October 2022, respectively. From January 2020 to December 2020, Mr. de Masi served as Chief Executive Officer of dMY Technology Group, Inc. and has served as director of Rush Street Interactive, Inc., a publicly traded online casino company, since December 2020, following its business combination with dMY Technology Group, Inc. From January 2010 to April 2021, Mr. de Masi was a member of the board of directors of Glu Mobile Inc., a publicly traded mobile gaming company. From February 2019 to March 2020, Mr. de Masi was the chief innovation officer at Resideo Technologies, Inc., a publicly traded security solutions company. From October 2018 to January 2020, he served as a member of its board of directors and from February 2019 until January 2020 he served as its president of products and solutions. From November 2016 until October 2018, Mr. de Masi previously served as the president of Essential Products, Inc. Since November 2015, Mr. de Masi has served on the Leadership Council of the UCLA Grand Challenge. Mr. de Masi received a B.A. and an MSci. in physics from Cambridge University. We believe Mr. de Masi is qualified to serve as a member of our Board because of his breadth of experience as both an officer and board member at a variety of publicly traded technology companies.

Inder M. Singh has served as a member of our Board since December 2021. Mr. Singh has served as a director of John Wiley and Sons, Inc., a publicly traded publishing company, since December 2021. From April 2019 to December 2022, Mr. Singh served as Executive Vice President and Chief Financial Officer of Arm Limited, a British semiconductor and software design company, where he led the global finance organization as well as corporate IT operations, procurement and enterprise security teams. From November 2016 to April 2019, Mr. Singh served as Senior Vice President and Chief Financial Officer, and from March 2016 to November 2016, as Chief Strategy and Marketing Officer, of Unisys Corp., a publicly listed company. Prior to that, Mr. Singh was a Managing Director at SunTrust Bank’s equities unit, and a Senior Vice President in finance at Comcast Corporation. Mr. Singh is currently a member of the board of directors of Affinity Federal Credit Union, a U.S. financial services firm. Mr. Singh has also advised startups as a member of Columbia University’s Entrepreneurship Advisory Board, and participates as a project advisor for the U.S. Department of Homeland Security on national security and critical infrastructure issues. Mr. Singh received an M.B.A. in finance from New York University and holds M.S. and a B.S. degrees in engineering from Columbia University. We believe Mr. Singh is qualified to serve as a member of our Board because of his finance and corporate management roles within various organizations and his general involvement in the technology and infrastructure industry.

Wendy Thomas has served as a member of our Board since December 2022. Since September 2021, Ms. Thomas has served as Chief Executive Officer of SecureWorks Corp., a publicly listed company. Prior to this, Ms. Thomas served in various other positions at SecureWorks, including as President from September 2021 through February 2023 and President, Customer Success from April 2020 to June 2021, Chief Product Officer from June 2019 to April 2020, Senior Vice President, Business and Product Strategy from March 2018 to June 2019, Vice President, Strategic and Financial Planning from March 2017 to March 2018 and Vice President, Financial Planning and Analysis from July 2015 to March 2017. Ms. Thomas received an M.B.A. from the Darla Moore School of Business at the University of South Carolina and holds a B.A. in Economics and Foreign Affairs from the University of Virginia. We believe Ms. Thomas is qualified to serve as a member of our Board because of her extensive and varied experience in multiple senior executive roles at a publicly traded technology company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of Our Board of Directors

Our common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

The Board has reviewed the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, the Board determined that none of the directors, other than Messrs. Chapman and Kim, have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors is “independent” as that term is defined under the NYSE listing standards. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our securities by each non-employee director and the transactions described in the section titled “Transactions with Related Persons and Indemnification.”

Leadership Structure

Our Corporate Governance Guidelines specify that the Board will select our Chief Executive Officer and Chair of the Board in the manner that it determines to be in the best interests of our stockholders and in accordance with any stockholder agreements. We do not believe there should be a fixed rule regarding the positions of Chief Executive Officer and Chair being held by different individuals, or whether the chair should be an employee of the Company or should be elected from among the non-employee directors. The needs of the Company and the individuals available to assume these roles may require different outcomes at different times, and the Board believes that retaining flexibility in these decisions is in the best interests of our company.

Pursuant to its charter, the nominating and corporate governance committee periodically reviews this matter and makes recommendations to the Board. The nominating and corporate governance committee has recommended, and the Board has determined, that the roles of Chief Executive Officer and Chair of the Board should be separate. The role of Chair is currently held by Craig Barratt, an independent, non-employee director.

Risk Oversight of the Board

One of the key functions of the Board is informed oversight of our risk management process. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. Our Board and its committees consider specific risk topics, including risks associated with our strategic plan, business operations, capital structure, information technology, data privacy and cyber security. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

Our audit committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. Areas of focus for the audit committee include the Company’s policies and other matters relating to our investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of our information security policies and practices, cybersecurity and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The nominating and corporate governance committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures.

In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board of Directors and its Committees

Our Board is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our Board meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our Board. Our Board met seven times during the fiscal year ended December 31, 2022. With respect to the committees of our Board, during the fiscal year ended December 31, 2022, the audit committee met five times, the compensation committee met six times and the nominating and corporate governance committee met three times. During the fiscal year ended December 31, 2022, each director, other than Ms. Chou, attended 75% or more of the aggregate of the meetings of our Board and of the committees on which they served, held during the portion of the last fiscal year for which such director was a director or committee member. Due to scheduling conflicts known about at the time of Ms. Chou’s appointment to the Board in July 2022, Ms. Chou was unable to attend a previously scheduled meeting of the Board.

As required under applicable NYSE listing standards, during the fiscal year ended December 31, 2022, our non-management directors met six times in regularly scheduled executive sessions at which only non-management directors were present.

Information Regarding Committees of the Board of Directors

Our Board has established a standing audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business. Our Board has adopted a written charter for each of our committees, which are available to stockholders on our investor relations website at investors.ionq.com. The reference to our website address throughout this proxy statement does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this proxy statement.

The following table provides membership and meeting information for the fiscal year ended December 31, 2022 for each of the standing committees of our Board:

Name	Audit	Compensation	Nominating and Corporate Governance
Craig Barratt
Ronald Bernal
Kathryn Chou(1)
Niccolo de Masi
Inder Singh
Wendy Thomas(3)
Harry You
Total Meetings in 2022	5	6	3

Committee Chair
Member
Financial Expert

(1)	Ms. Chou was appointed to the Board and the compensation and nominating and corporate governance committees on July 11, 2022.
(2)

Ms. Thomas was appointed to the Board and the nominating and corporate governance committee on December 8, 2022 to replace Dr. Byers, who resigned from the Board and its committees on December 7, 2022.

Our Board has determined that each member of each standing committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each standing committee of our Board:

Audit Committee

The audit committee currently consists of Messrs. Niccolo de Masi, Inder Singh and Harry You, with Mr. You serving as the chair of the committee. The Board has determined each member of the committee satisfies the independence requirements under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Dr. Byers was a member of the audit committee until his resignation from the Board and all of the committees thereof, effective December 7, 2022. Our board has determined that Mr. You and Mr. Singh are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of the audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board has examined each audit committee member’s scope of experience and the nature of their employment.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to the corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee the independent registered public accounting firm. Specific responsibilities of the audit committee include assisting our Board in fulfilling its oversight responsibilities with respect to:

•	oversight of accounting and financial reporting processes, systems of internal control, financial statement audits and the integrity of financial statements;

•

management of the selection, engagement terms, fees, qualifications, independence, and performance of the registered public accounting firms engaged as independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services;

•	maintenance and fostering of an open avenue of communication with management, the internal audit group (if any) and auditors;

•	review of any reports or disclosures required by applicable law and stock exchange listing requirements;

•	oversight of the design, implementation, organization and performance of internal audit function (if any);

•	oversight of legal and regulatory compliance, including risk assessment;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing related person transactions; and

•	providing regular reports and information to the Board.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Report of the Audit Committee of the Board

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

IonQ, Inc.

Audit Committee

Harry You (Chair)

Niccolo de Masi

Inder Singh

Compensation Committee

The compensation committee currently consists of Craig Barratt, Ronald Bernal, Niccolo de Masi and Kathryn Chou, with Dr. Barratt serving as chair of the committee. Ms. Chou was appointed to the Board and the compensation committee on July 11, 2022. The board has determined that each member of the compensation committee is independent under the NYSE listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the compensation committee is to discharge the responsibilities of the Board in overseeing the compensation policies, plans and programs and to review and determine the compensation to be paid to executive officers, directors and other senior management, as appropriate. Specific responsibilities of the compensation committee include:

•	helping the Board oversee compensation policies, plans and programs with a goal to attract, incentivize, retain and reward top quality executive management and employees;

•	review and determine the compensation to be paid to executive officers, senior management and directors;

•

when required, review and discuss with management the compensation disclosures in the “Compensation Discussion and Analysis” section of annual reports, registration statements, proxy statements or information statements filed with the SEC;

•	when required, prepare and review the report on executive compensation included in the annual proxy statement; and

•	review and ensure talent management strategies are aligned to best practices and ensure attraction, retention and development of top talent.

We believe that the composition and functioning of our compensation committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

Compensation Committee Processes and Procedures

The compensation committee generally meets quarterly and with greater frequency if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chairperson of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. Our Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation.

The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of IonQ. In addition, under the charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and NYSE that bear upon the adviser’s independence, the compensation committee engaged Aon’s Human Capital Solutions (“Aon”) and Compensia, Inc. (“Compensia”) as compensation consultants. The compensation committee requested that Aon and Compensia:

•	evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•	assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, each of Aon and Compensia were requested by the compensation committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Aon and Compensia ultimately developed recommendations that were presented to the compensation committee for its consideration.

Generally, the compensation committee’s process for determining executive compensation comprises two related elements: the determination of compensation levels and, beginning in 2022, the establishment of performance objectives for the current year. For executives other than our Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the committee by our Chief Executive Officer. The evaluation of our Chief Executive Officer’s performance is conducted by the compensation committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors, as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current company-wide compensation levels and recommendations of any compensation consultant, including analyses of executive and director compensation paid at other companies identified by any consultant.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has ever been an executive officer or employee of IonQ. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or Board of any other entity that has one or more executive officers that serves as a member of our board or compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee currently consists of Craig Barratt, Ronald Bernal, Kathryn Chou and Wendy Thomas, with Mr. Bernal serving as the chair of the committee. Ms. Chou was appointed to the Board and the nominating and corporate governance committee on July 11, 2022. Dr. Byers was a member of the nominating and corporate governance committee until his resignation from the Board, effective December 7, 2022. Ms. Thomas was appointed to the Board and the nominating and corporate governance committee to replace Dr. Byers on December 8, 2022. The board has determined that each member of the nominating and corporate governance committee is independent under the NYSE listing standards.

Specific responsibilities of the nominating and corporate governance committee include:

•	considering and making recommendations to the Board regarding the composition and chair of the committees of the Board;

•	helping the Board oversee corporate governance functions and develop, update as necessary and recommend to the Board the applicable governance principles;

•	identify, evaluate and recommend and communicate with candidates qualified to become members of the Board or nominees for the Board consistent with criteria approved by the Board from time to time;

•	oversee the evaluation of the Board and, in conjunction with the compensation committee, management;

•	oversee environmental, social and governance activities;

•	make other recommendations to the Board relating to the directors; and

•	periodically reviewing and recommending to the Board the type and amount of compensation to be paid to directors.

We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and NYSE rules and regulations. We intend to comply with future requirements to the extent they become applicable to us.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements and being older than 21. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment, experience as a board member or executive officer of another publicly held company, having a diverse personal background, perspective and experience, and having the commitment to rigorously represent the long-term interests of our stockholders. These qualifications may be modified from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, our operating requirements and the long-term interests of our stockholders. In conducting this assessment, the nominating and corporate governance committee typically considers diversity (including gender, ethnic background and country of origin), age, skills and other factors as it deems appropriate, given the current needs of the Board and our business, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to IonQ during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our Board. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our Board.

Our nominating and corporate governance committee will consider stockholder recommendations of director candidates, so long as they comply with applicable law and our Bylaws, and will review the qualifications of any such candidate in accordance with the criteria described in the two preceding paragraphs. Stockholders who wish to recommend individuals for consideration by our nominating and corporate governance committee to become nominees for election to our Board should do so by delivering a written recommendation to our nominating and corporate governance committee at 4505 Campus Drive, College Park, MD 20740, Attention: Secretary, not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, prior to the first anniversary of the immediately preceding year’s annual meeting, subject to certain exceptions as set forth in our Bylaws. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Communications with Our Board of Directors

Our relationship with our stockholders is an important part of our corporate governance program. Engaging with stockholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices or other aspects of our operations. Our stockholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings. We also communicate with stockholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases and our website. Our webcasts for quarterly earnings releases are open to all. These webcasts are available in real time and are archived on our website for a period of time.

Any interested person may communicate directly with the presiding director or the non-management or independent directors as a group. Persons interested in communicating directly with the independent or non-management directors regarding their concerns or issues may do so by addressing correspondence to a particular director, or to the independent or non-management directors generally, in care of 4505 Campus Drive, College Park, MD 20740, Attention: Secretary. If no particular director is named, letters will be forwarded, depending upon the subject matter, to the chair of the audit, compensation, or nominating and corporate governance committee.

Code of Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available at investors.ionq.com. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on our website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

Our Board has adopted the IonQ, Inc. Corporate Governance Guidelines for the conduct and operation of the board in order to give directors a flexible framework for effectively pursuing our objectives for the benefit of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and management succession planning and board committees and compensation. The Corporate Governance Guidelines may be viewed on our website at investors.ionq.com.

Policy on Hedging and Pledging

Our Board has adopted an insider trading policy, which prohibits hedging or monetization transactions with respect to our common stock, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds. In addition, our insider trading policy prohibits trading in derivative securities related to our common stock, which include publicly traded call and put options, engaging in short selling of our common stock, purchasing our common stock on margin or holding it in a margin account and pledging our shares as collateral for a loan.

PROPOSAL 2

RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board has selected Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young has served as our auditor since 2020 (inclusive of service as the independent registered public accounting firm for legacy IonQ prior to the business combination). Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholders’ ratification of the selection of Ernst & Young as our independent registered public accounting firm. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of IonQ and our stockholders.

Changes in Registrant’s Certifying Accountant

As previously disclosed, in connection with the closing of the business combination on September 30, 2021, WithumSmith+Brown, PC, (“Withum”) was dismissed as our independent registered public accounting firm. This decision was approved by the Board. Withum served as the independent registered public accounting firm for dMY prior to the business combination.

The Board approved the appointment of Ernst & Young as our independent registered public accounting firm on September 30, 2021. Ernst & Young served as the independent registered public accounting firm for legacy IonQ prior to the business combination.

Principal Accountant Fees and Services

The following tables present the aggregate fees billed by Ernst & Young and Withum to us (including legacy IonQ, in the case of Ernst & Young) for the fiscal years ended December 31, 2022 and 2021.

Ernst & Young

	Fiscal Year
	2022	2021
Audit fees(1)	$698,885	$1,510,000
Audit-related fees(2)	16,925	—
Tax fees	—	—
All other fees	—	—

Total fees	$715,810	$1,510,000

(1)

Audit fees for 2022 consisted of fees billed for professional services rendered for the audit of IonQ, Inc.’s 2022 consolidated financial statements, the reviews of 2022 interim condensed consolidated financial statements, and audit services provided in connection with other regulatory filings. Audit fees in 2021 consisted of fees billed for professional services rendered for the audit of IonQ, Inc.’s 2021 consolidated financial statements, the reviews of 2021 interim condensed consolidated financial statements, audit services in connection with the accounting for the business combination, and audit services provided in connection with other regulatory filings and offerings, including the regulatory filings associated with the business combination and related financings.
(2)

Audit-related fees include fees for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not included under “Audit fees” above. For 2022, audit-related fees consisted of professional services related to internal control assessment services.

Withum

	Fiscal Year
	2022	2021
Audit fees(1)	$—	$86,000
Audit-related fees	—	—
Tax fees(2)	—	8,000
All other fees	—	—

Total fees	$—	$94,000

(1)

There were no audit fees charged by Withum in 2022. Audit fees in 2021 consisted of fees billed for professional services rendered for the audit of dMY’s restated 2020 annual financial statements, interim reviews of dMY’s quarterly financial statements, and services that were normally provided by Withum in connection with regulatory filings.

(2)	Tax fees consisted of fees billed for professional services relating to tax compliance services.

All fees were pre-approved by our audit committee.

Pre-Approval Policies and Procedures

Our audit committee approves all audit and pre-approves all non-audit services provided by Ernst & Young before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to Ernst & Young during the fiscal year in which the services are provided;

•	such services were not recognized as non-audit services at the time of the relevant engagement; and

•	such services are promptly brought to the attention of and approved by the audit committee (or its delegate) prior to the completion of the annual audit.

The audit committee elected to delegate pre-approval authority to the chair of the audit committee to approve any one or more individual permitted non-audit services. The chair will report any pre-approval granted at the next meeting of the audit committee.

Vote Required

The affirmative vote of the holders of shares representing a majority of the voting power of the shares of common stock present in person, by remote communications, if applicable, or represented by proxy at the Annual Meeting (excluding abstentions and broker non-votes) will be required to ratify the selection of Ernst & Young.

Our Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR

THE RATIFICATION OF ERNST & YOUNG LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(PROPOSAL 2 ON YOUR NOTICE OF INTERNET AVAILABILITY)

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers who are not members of our Board, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal Position
Rima Alameddine	57	Chief Revenue Officer
Laurie Babinski	41	General Counsel and Secretary
Thomas Kramer	52	Chief Financial Officer
Christopher Monroe	57	Chief Scientist

Rima Alameddine has served as our chief revenue officer since December 2022. Previously, Ms. Alameddine served as the Vice President, Enterprise Sales, Healthcare, Life Science and Manufacturing, Americas, of NVIDIA Corporation, a publicly listed company, from November 2018 to December 2022. From July 2016 to October 2018, Ms. Alameddine served as the Vice President, Enterprise Sales, East and Central United States, of NVIDIA. Prior to this, between September 1998 and July 2016, Ms. Alameddine served in various roles at Cisco Systems, Inc., a publicly listed company, including Director, Enterprise Sales, New York from August 2012 to 2016 and Director, Enterprise Sales, Financial Services, from November 2010 to July 2012. Ms. Alameddine holds an M.S. in computer engineering and a B.S. in computer and communications engineering from Syracuse University and the American University of Beirut, respectively.

Laurie Babinski has served as our general counsel and secretary since March 2022. From December 2019 to March 2022, Ms. Babinski served as deputy general counsel at Credit Karma, LLC, a multinational personal finance company, where she also served in various roles from August 2015 to December 2019, including as the lead of numerous legal functions such as product, marketing, regulatory, privacy, litigation, employment and government relations in the United States, Canada and the United Kingdom. Prior to that, Ms. Babinski worked at the law firm Baker Hostetler LLP practicing in the Media, Technology and Intellectual Property group. Ms. Babinski received a J.D. from Northwestern University Pritzker School of Law and holds a B.A. in Journalism and Spanish from Pepperdine University.

Thomas Kramer has served as our chief financial officer since the closing of the business combination in September 2021, and as our secretary from September 2021 to March 2022. Mr. Kramer served as legacy IonQ’s chief financial officer since February 2021. From February 2017 to February 2021, Mr. Kramer served as managing director of Remarque Advisory. From November 2011 to October 2016, Mr. Kramer also served as chief financial officer of Opower, Inc., a cloud-based enterprise software company in the utilities space. From 2000 to 2011, Mr. Kramer served as chief financial officer of Cvent, Inc., a cloud-based enterprise software company in the event-management space. From 1998 to 2000, Mr. Kramer served as a consultant at the Boston Consulting Group. Mr. Kramer holds an M.B.A. from Harvard Business School and an M.S. in economics from the Norwegian School of Economics.

Christopher Monroe has served as our chief scientist since the closing of the business combination in September 2021. Dr. Monroe is the co-founder of legacy IonQ and served as its chief scientist since September 2016. From August 2018 until May 2019, Dr. Monroe served as IonQ’s chief executive officer. Dr. Monroe has served as a Professor of Electrical Computer Engineering and Physics at Duke University since January 2021. Dr. Monroe held various positions at the University of Maryland, including from January 2021 to present as a College Park Professor, from 2015 to December 2020 as a Distinguished University Professor of Physics, from September 2018 to December 2020 as a Professor of Electrical and Computer Engineering, and from September 2007 to December 2020 as a Bice Zorn Professor of Physics. From 2014 to December 2020, Dr. Monroe was a Fellow at the Center for Quantum Information and Computer Science and from 2007 to December 2020, Dr. Monroe was a Fellow at the Joint Quantum Institute. Dr. Monroe also held various academic and research positions at the University of Michigan, Ann Arbor, University of Colorado, Boulder, and the National Institute of Standards and Technology. Dr. Monroe serves on advisory boards at several academic institutions, including the Max Planck Institute of Quantum Optics and the Center for Quantum Technology, National University of Singapore. Dr. Monroe received an S.B. in physics from Massachusetts Institute of Technology and a Ph.D. in physics from the University of Colorado, Boulder.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer, and the two other most highly compensated executive officers (the “named executive officers”) during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Peter Chapman	2022	380,000	368,300	(3)	3,611,439	3,606,932	15,250	(4)	7,981,921
President and Chief Executive Officer	2021	350,000	—		—	—	14,500	(4)	364,500
Rima Alameddine(5)	2022	30,303	50,000	(6)	3,348,000	3,279,166	—		6,707,469
Chief Revenue Officer
Laurie Babinski(7)	2022	253,264	26,000	(3)	2,516,141	2,154,971	24,255	(8)	4,974,631
General Counsel and Corporate Secretary

(1)

The amounts in these columns reflect the aggregate grant date fair value of the shares underlying restricted stock unit awards and option awards granted in 2022, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation transactions. The assumptions we used in valuing these awards are described in Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 and do not necessarily correspond to the actual economic value recognized or that may be recognized by the named executive officers.

(2)

See “—Narrative Disclosure to the Summary Compensation Table—Equity-Based Incentive Awards” below for a description of the material terms of the program pursuant to which this compensation was awarded.

(3)	Represents one-time discretionary cash bonuses approved by the Compensation Committee.
(4)	Represents 401(k) matching contribution for Mr. Chapman.
(5)	Ms. Alameddine began employment with us in December 2022, and as such, we have provided information solely with respect to fiscal year 2022.
(6)	Represents Ms. Alameddine’s signing bonus that was paid pursuant to the terms of her employment agreement.
(7)	Ms. Babinski began employment with us in March 2022, and as such, we have provided information solely with respect to fiscal year 2022.
(8)	Represents reimbursement of expenses related to Ms. Babinski’s relocation to our corporate headquarters in Maryland.

Narrative Disclosure to the Summary Compensation Table

Annual Base Salary

Our named executive officers receive a base salary to compensate them for services rendered to us. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. See “—Employment Arrangements” for additional information.

Equity-Based Incentive Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. To date, we have used stock option grants and restricted stock unit (“RSU”) awards for this purpose because we believe that they are an effective means by which to align the long-term interests of our executive officers with those of our stockholders. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees. Grants to our executives and other employees are made at the discretion of our Board.

Annual Grants

In connection with our annual grant process, on August 18, 2022, our Compensation Committee granted each of our named executive officers (other than Ms. Alameddine, who had not yet commenced employment with us) the following equity awards under our 2021 Equity Incentive Plan (“2021 Plan”):

Name	Options	RSUs
Peter Chapman	706,940	473,321
Rima Alameddine(1)	—	—
Laurie Babinski	64,267	129,088

(1)	Ms. Alameddine began employment with us in December 2022. Accordingly, Ms. Alameddine only received a new hire grant and did not receive an additional annual grant for 2022.

Each option award had an exercise price of $7.63 per share. Each option vests in substantially equal quarterly installments on March 10, June 10, September 10 and December 10 over a four-year period, subject to the executive’s continuous service to us through each vesting date. Each RSU award vests in substantially equal quarterly installments on March 10, June 10, September 10 and December 10 over either a four-year period or 18-month period, subject to the executive’s continuous service to us through each vesting date.

New Hire Grants

Ms. Alameddine and Ms. Babinski received new hire awards in 2022 consisting of a stock option grant and RSU award. On March 31, 2022, our Compensation Committee granted Ms. Babinski 210,000 stock options with an exercise price of $12.76 per share and 120,000 RSUs. On December 5, 2022, our Compensation Committee granted Ms. Alameddine 1,038,000 stock options with an exercise price of $4.65 per share, and 720,000 RSUs. 25% of each new hire stock option and RSU award vests on June 10, 2023 for Ms. Babinski and on December 10, 2023 for Ms. Alameddine, and 1/12th of the remaining shares underlying the awards shall vest on each subsequent March 10, June 10, September 10 and December 10 thereafter, subject to the executive’s continuous service to us through each vesting date.

Outstanding Equity Awards as of December 31, 2022

The following table presents information regarding outstanding option and stock awards held by the named executive officers as of December 31, 2022. All awards granted on or prior to September 30, 2021 were granted pursuant to the 2015 Equity Incentive Plan (“2015 Plan”). All awards granted after September 30, 2021 were granted pursuant to the 2021 Plan.

			Option Awards(6)					Stock Awards(6)
Name	Grant Date	Vesting Commencement Date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)(5)
Peter Chapman	5/17/2019	5/17/2019	5,802,782	2,294,123	(1)	$0.13	5/16/2029
	8/18/2022	9/10/2022	88,367	618,573	(2)	$7.63	8/17/2032
	8/18/2022	9/10/2022						414,156	$1,428,838	(2)
Rima Alameddine	12/5/2022	12/10/2023	—	1,038,000	(3)	$4.65	12/4/2032
	12/5/2022	12/10/2023						720,000	$2,484,000	(3)
Laurie Babinski	3/31/2022	6/10/2023	—	210,000	(3)	$12.76	3/30/2032
	8/18/2022	9/10/2022	8,033	56,234	(2)	$7.63	8/17/2032
	3/31/2022	6/10/2023						120,000	$414,000	(3)
	8/18/2022	9/10/2022						37,651	129,896	(2)
	8/18/2022	9/10/2022						57,373	197,937	(4)

(1)

10% of the shares of common stock underlying the option vested on the six-month anniversary of the vesting commencement date and 1/54th of the remaining shares vested or will vest on the last day of each month following the six-month anniversary of the vesting commencement date, subject to the holder remaining in continuous service with us on each vesting date.

(2)

1/16th of the shares of common stock underlying the award vested on the vesting commencement date and quarterly thereafter on each March 10, June 10, September 10 and December 10, subject to the holder remaining in continuous service with us on each vesting date.

(3)

25% of the shares of common stock underlying the option will vest on the vesting commencement date and 1/12th of the remaining shares will vest quarterly on each March 10, June 10 and September 10 and December 10, thereafter, subject to the holder remaining in continuous service with us on each vesting date.

(4)

1/6th of the shares of common stock underlying the award vested on the vesting commencement date and quarterly thereafter on each March 10, June 10, September 10 and December 10, subject to the holder remaining in continuous service with us on each vesting date.

(5)

The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on NYSE on December 30, 2022, the last trading day of the year, which was $3.45 per share.

(6)

If a named executive officer experiences a covered termination during a change in control period, any then outstanding unvested shares of common stock subject to this option will become fully vested and exercisable. See the section below titled “—Change in Control Severance Plan” below for additional information.

Employment Arrangements

Each of the named executive officers is an at-will employee with certain rights to advance notice prior to termination as provided under the Change in Control Severance Plan. Each named executive officer is eligible to participate in the Change in Control Severance Plan under the terms and conditions of such plan. See the section below titled “—Change in Control Severance Plan” below for additional information.

Peter Chapman

In September 2021, we entered into an amended and restated offer letter agreement with Mr. Chapman which governs the current terms of his employment as our Chief Executive Officer. Mr. Chapman’s annual base salary for 2022 was $350,000, which was increased to $410,000 effective July 1, 2022. Mr. Chapman is eligible to participate in any bonus plan that may be established for executive officers and is also eligible for reimbursement of business expenses and to participate in our standard employee benefit plans and programs.

Rima Alameddine

In December 2022, we entered into an offer letter agreement with Ms. Alameddine that established an employment relationship and governs the current terms of her employment as our Chief Revenue Officer. Ms. Alameddine’s annual base salary for 2022 was $400,000. Ms. Alameddine is eligible to participate in any bonus plan that may be established for executive officers and is also eligible for reimbursement of business expenses and to participate in our standard employee benefit plans and programs. See “—Narrative Disclosure to the Summary Compensation Table—Equity-Based Incentive Awards” for a description of Ms. Alameddine’s new hire equity awards.

Laurie Babinski

In March 2022, we entered into an offer letter agreement with Ms. Babinski which governs the current terms of her employment as our General Counsel and Corporate Secretary. Ms. Babinski’s annual base salary for 2022 was $325,000, which was increased to $335,000 on July 1, 2022. Ms. Babinski is eligible to participate in any bonus plan that may be established for executive officers and is also eligible for reimbursement of business expenses and to participate in our standard employee benefit plans and programs. See “—Narrative Disclosure to the Summary Compensation Table—Equity-Based Incentive Awards” for a description of Ms. Babinski’s new hire equity awards.

Change in Control Severance Plan

Each of our executive officers, including the named executive officers, is eligible to receive severance benefits under the terms of the IonQ, Inc. Change in Control Severance Plan. The Change in Control Severance Plan provides for severance benefits upon a “covered termination” that occurs outside of or during a “change in control period” (each as described below).

Upon a covered termination that occurs outside of the period beginning on the effective date of a change in control (as defined in the 2021 Plan) and ending on the first anniversary thereof (the “change in control period”), each participant will be entitled to (1) a payment equal to the participant’s base salary for a period of months (12 months for Mr. Chapman; 6 months for Ms. Alameddine and Ms. Babinski) less applicable tax withholdings to be paid in equal installments on our regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code, and (2) payment of continued group health benefits for a period of time matching the applicable severance term.

Upon a covered termination that occurs during a change in control period, participants will be entitled to (1) a payment equal to the participant’s base salary for a period of months (12 months for Mr. Chapman, Ms. Alameddine and Ms. Babinski) less applicable tax withholdings to be paid in equal installments on the Company’s regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code; (2) a payment equal to a multiple of the participant’s target annual bonus (100% for Mr. Chapman, Ms. Alameddine and Ms. Babinski) less applicable tax withholdings to be paid in equal installments on our regular payroll schedule or in a lump sum, as we determine, and in compliance with Section 409A of the Code; (3) payment of continued group health benefits; and (4) full accelerated vesting of all outstanding equity awards subject to time-based vesting.

All severance benefits under the Change in Control Severance Plan are subject to certain rights to advance notice prior to termination and the participant’s execution of an effective release of claims in favor of us and compliance with the terms of any confidential information agreement, proprietary information and inventions agreement and any other agreement between the participant and IonQ. For purposes of the Change in Control Severance Plan, a “covered termination” is a termination of employment by IonQ without “cause,” as defined in the Change in Control Severance Plan, or as a result of the participant’s resignation for “good reason,” as defined in the Change in Control Severance Plan, in either case, not as a result of death or disability.

Health and Welfare Benefits; Perquisites

Our named executive officers are eligible to participate in our employee benefit plans, including medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other full-time employees. Part-time employees are not eligible to participate in our employee benefit plans. We generally do not provide perquisites or personal benefits to our named executive officers, except in limited circumstances, and with the exception of Ms. Babinski, we did not provide any perquisites or personal benefits to our named executive officers in 2022. In 2022, we provided Ms. Babinski with reimbursement of moving relocation costs.

401(k) Plan

Our named executive officers are eligible to participate in a defined contribution retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may defer eligible compensation on a pre-tax or after-tax (Roth) basis, up to the statutorily prescribed annual limits on contributions under the Code. Contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We currently make matching contributions into the 401(k) plan on behalf of participants equal to 100% of participant contributions up to 5% of their compensation. Participants are always vested in their contributions to the plan. Participants vest in their company matching and nonelective contributions under a one to six-year graded vesting schedule. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan (except for Roth contributions) and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

DIRECTOR COMPENSATION

Cash Compensation

We maintain a non-employee director compensation policy, pursuant to which the non-executive chair receives an annual base retainer of $50,000, the lead director receives an annual base retainer of $45,000, and each other non-employee director receives an annual base retainer of $30,000. In addition, our non-employee directors receive the following cash compensation for committee services, as applicable:

•	each chair of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $20,000, $12,000 and $8,000, respectively; and

•	each other member of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $8,000, $6,000 and $4,000, respectively.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board or the applicable committee. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

Equity Compensation

Initial Grant

Each newly appointed or elected director receives an initial grant of restricted stock units (“RSU Award”) and an option to purchase shares of common stock (“Stock Option Award”) with an aggregate fair market value as of the grant date equal to $400,000, with such value split equally between the RSU Award and Stock Option Award.

The initial grants vest over a three-year period, with one-third vesting on each anniversary of the grant date, such that the initial grants are fully vested on the third anniversary of the date of grant, subject to continuous service as a member of the Board through such vesting date.

Annual Grant

On the first business day following each annual stockholder meeting (“Annual Meeting”), each director who continues to serve as a non-employee member of the Board following such Annual Meeting (excluding any Eligible Director who is first appointed or elected by the Board at the Annual Meeting) will be granted an RSU Award and an Stock Option Award with an aggregate fair market value as of the grant date equal to $200,000, with such value split equally between the RSU Award and Stock Option Award.

The annual grants will vest in full on the earlier of (i) the date of the following year’s Annual Meeting (or the date immediately prior to the next Annual Meeting if the non-employee director’s service as a director ends at such Annual Meeting due to the director’s failure to be re-elected or the director not standing for re-election), or (ii) the one-year anniversary measured from the date of grant, subject in all cases to continued service as a member of the Board through such vesting date.

With respect to a director who is first elected or appointed to the Board on a date other than the date of the Annual Meeting, upon the first Annual Meeting following such director’s first joining the Board, such director’s first Annual Grant will be pro-rated to reflect the time between such director’s election or appointment date and the date of such first Annual Meeting.

Vesting Acceleration

In the event of a change of control (as defined in our 2021 Plan), any unvested portion of an equity award granted to our non-employee directors will fully vest and, if applicable, become exercisable immediately prior to the effective date of such change of control, subject to the non-employee director’s continuous service with us on the effective date of the change of control.

Election to Receive Equity in Lieu of Cash Compensation

Each non-employee director may elect to receive fully vested RSU Awards in lieu of his or her cash compensation. Such RSU Awards are issued on a quarterly basis, in arrears, and the number of such restricted stock units is calculated by dividing (1) the aggregate amount of cash compensation otherwise payable to such director divided by (2) the closing sales price per share of our common stock on the last day of the fiscal quarter in which the service occurred, rounded down to the nearest whole share.

Notwithstanding the foregoing, any member of our Board that is entitled to the above compensation may elect to forego all or a portion of such compensation from time to time by giving notice to the General Counsel of the Company.

Non-Employee Director Compensation Table

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2022. As a named executive officer, the compensation received by Mr. Chapman is shown above in “—Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(4)(5) ($)	Stock Awards(5) ($)	Total ($)
Craig Barratt	66,000	192,498	141,209	399,707
Ronald Bernal	44,000	192,498	141,209	377,707
Blake Byers(1)	39,261	192,498	141,209	372,968
Kathryn Chou(2)	18,900	196,025	187,765	402,690
Niccolo de Masi	44,000	192,498	141,209	377,707
Inder Singh	38,000	414,294	237,408	689,702
Wendy Thomas(3)	2,217	184,189	183,691	370,097
Harry You	50,000	192,498	141,209	383,707

(1)	Dr. Byers resigned from the Board and its committees on December 7, 2022.
(2)	Ms. Chou was appointed to the Board and the compensation and nominating and corporate governance committees on July 11, 2022.
(3)	Ms. Thomas was appointed to the Board on December 8, 2022 to replace Dr. Byers.
(4)

The amounts reported in this column reflect the aggregate grant date fair value of the shares underlying option awards granted to our directors as computed in accordance with ASC Topic 718. See Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC on March 30, 2023 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(5)	The following table provides information regarding the aggregate number of equity awards granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Restricted Stock Outstanding at Year-End (#)		Option Awards Outstanding at Year-End (#)
Craig Barratt	328,744	(a)	40,370
Ronald Bernal	19,960		40,370
Blake Byers(b)	19,960		40,370
Kathryn Chou	40,730		63,900
Niccolo de Masi	19,960		40,370
Inder Singh	27,400		65,620
Wendy Thomas	39,760		59,530
Harry You	19,960		40,370

(a)

Consists of 308,784 shares of restricted stock issued pursuant to the early exercise of the stock option granted to Dr. Barratt in connection with his appointment to legacy IonQ that remain subject to our repurchase right in accordance with the vesting schedule of the underlying stock option.

(b)	In connection with his resignation from the Board on December 7, 2022, the Board accelerated the vesting of stock options and restricted stock units held by Dr. Byers.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the aggregate information of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:
2015 Equity Incentive Plan(1)	19,741,912	$0.66	—
2021 Equity Incentive Plan	4,974,350	8.28	23,415,625	(2)
2021 Employee Stock Purchase Plan	—	—	5,354,000	(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	24,716,262	$2.19	28,769,625

(1)	Following the adoption of the 2021 Plan, no additional equity awards have been or will be granted under the 2015 Plan.
(2)

The number of shares of common stock reserved for issuance under the 2021 Plan will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, in an amount equal to (1) 5% of the fully-diluted common stock on December 31 of the preceding year (as defined in the 2021 Plan), or (2) a lesser number of shares of common stock determined by the Board prior to the date of the increase (which may be zero). Pursuant to the terms of the 2021 Plan, the number of shares available under the 2021 Plan was increased by 13,587,593 shares effective January 1, 2023.

(3)

The number of shares of common stock reserved for issuance under the ESPP will automatically increase on January 1 of each year, beginning on January 1, 2022 and continuing through and including January 1, 2031, by the lesser of (1) 1% of the fully-diluted common stock on December 31 of the preceding calendar year (inclusive of the share reserve for the ESPP and of the 2021 Plan), (2) a number of shares equal to two times the initial share reserve, or (3) such lesser number of shares of common stock as determined by the board (which may be zero). The Board acted not to increase the number of shares of common stock reserved for future issuance under the ESPP as of January 1, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of March 31, 2023 by:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership of securities is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or will be exercisable within 60 days of March 31, 2023. Options to purchase shares of our common stock that are exercisable within 60 days of March 31, 2023 are deemed to be beneficially owned by the person holding these options for the purpose of computing percentage ownership of that person, but they are not treated as outstanding for the purpose of computing any other person’s ownership percentage.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that all persons named in the table have sole voting and investment power with respect to all shares of our common stock beneficially owned by them. Applicable percentages are based on 200,881,968 shares of common stock outstanding as of March 31, 2023, adjusted as required by rules promulgated by the SEC.

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Shares
5% and Greater Stockholders
New Enterprise Associates(2)	14,638,925	7.3
The Vanguard Group(3)	15,115,608	7.5

Named Executive Officers and Directors
Peter Chapman(4)	6,549,313	3.2
Rima Alameddine	—	—
Laurie Babinski(5)	52,861	*
Craig Barratt(6)	986,677	*
Ronald Bernal(7)	62,309	*
Kathryn Chou	—	—
Niccolo de Masi(8)	2,657,830	1.3
Jungsang Kim(9)	8,018,926	4.0
Inder M. Singh(10)	63,180	*
Wendy Thomas	—	—
Harry L. You(11)	2,657,830	1.3
All directors and executive officers as a group (13 persons)	27,336,267	13.0

*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the beneficial owners is c/o IonQ, Inc., 4505 Campus Drive, College Park, MD 20740.
(2)

Consists of (i) 14,614,829 shares of common stock held by New Enterprise Associates 15, L.P. (“NEA 15”) and (ii) 24,096 shares of common stock held by NEA Ventures 2016, L.P (“NEA Ventures”). The shares directly held by NEA 15 are indirectly held by NEA Partners 15, L.P. (“NEA Partners 15”), the sole general partner of NEA 15, NEA 15 GP, LLC (“NEA 15 LLC”), the sole general partner of NEA Partners 15 and each of the individual managers of NEA 15 LLC. The individual Managers of NEA 15 LLC (collectively, the “Managers”) are Forest Baskett, Anthony A. Florence, Mohamad Makhzoumi, Peter Sonsini and Scott D. Sandell. The shares directly held by NEA Ventures are indirectly held by Karen P. Welsh, the general partner of NEA Ventures. NEA Partners 15, NEA 15 LLC and the Managers share voting and dispositive power with regard to the securities directly held by NEA 15. Ms. Welsh has voting and dispositive power with regard to the securities directly held by NEA Ventures. Ron Bernal, a member of our Board, and a Venture Partner at New Enterprise Associates, Inc., has no voting or investment control over any of the shares held by NEA 15 and NEA Ventures. All indirect holders of the above referenced securities disclaim beneficial ownership therein except to the extent of their actual pecuniary interest. The address of the principal business office of each of NEA 15, NEA Partners 15, NEA 15 LLC and Scott D. Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Forest Baskett, Mohamad Makhzoumi and Peter Sonsini is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Anthony A. Florence is New Enterprise Associates, 104 Fifth Avenue, 19th Floor, New York, NY 10011.
(3)	The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(4)

Consists of (i) 44,606 shares of common stock held by Mr. Chapman, (ii) 6,475,125 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2023 and (iii) 29,582 shares of common stock issuable pursuant to RSUs that have vested and are expected to settle within 60 days of March 31, 2023.

(5)

Consists of (i) 23,779 shares of common stock held by Ms. Babinski, (ii) 12,050 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2023 and (iii) 17,032 shares of common stock issuable pursuant to RSUs that have vested and are expected to settle within 60 days of March 31, 2023.

(6)

Consists of (i) 3,750 shares of common stock held by Dr. Barratt, (ii) 40,370 shares of common stock issuable to Dr. Barratt pursuant to options exercisable within 60 days of March 31, 2023, (iii) 16,210 shares of common stock underlying RSUs vesting within 60 days of March 31, 2023 and (v) 926,347 shares of common stock held by the Barratt-Oakley Trust, dated November 29, 2004, of which Dr. Barratt is a trustee. A portion of the shares held by the Barratt-Oakley Trust are subject to a repurchase right.

(7)

Consists of (i) 3,750 shares of common stock held by Mr. Bernal, (ii) 1,979 shares of common stock held by The Bernal Family Trust UDT dated November 3, 1995 (the “Bernal Trust”), (iii) 40,370 shares of common stock issuable to Dr. Bernal pursuant to options exercisable within 60 days of March 31, 2023 and (iv) 16,210 shares of common stock underlying RSUs vesting within 60 days of March 31, 2023. Mr. Bernal is a trustee of the Bernal Trust, which is the direct beneficial owner of the securities. The Reporting Person disclaims beneficial ownership within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, of such portion of the shares of common stock held by the Bernal Trust in which Mr. Bernal has no pecuniary interest.

(8)

Consists of (i) 3,750 shares of common stock held by Mr. de Masi, (ii) 40,370 shares of common stock issuable to Mr. de Masi pursuant to options exercisable within 60 days of March 31, 2023, (iii) 16,210 shares of common stock underlying RSUs vesting within 60 days of March 31, 2023 and (iv) 2,597,500 shares of common stock held by Isalea Investments LP (the “Partnership”). The Reporting Person is the managing member of the Partnership and has voting and investment discretion with respect to the securities held by the Partnership.

(9)

Consists of (i) 6,435,951 shares of common stock held by Mr. Kim, (ii) 5,000 shares of common stock held by Mr. Kim’s spouse, (iii) 758,603 shares of common stock issuable to Mr. Kim pursuant to options exercisable within 60 days of March 31, 2022, (iv) 9,681 shares of common stock issuable pursuant to RSUs that have vested and are expected to settle within 60 days of March 31, 2023 and (v) 809,691 shares of common stock held by the Jungsang Kim Irrevocable Trusts For Children, dated January 27, 2021.

(10)

Consists of (i) 3,730 shares of common stock held by Mr. Singh, (ii) 43,240 shares of common stock issuable to Mr. Singh pursuant to options exercisable within 60 days of March 31, 2023 and (iii) 16,210 shares of common stock underlying RSUs vesting within 60 days of March 31, 2023.

(11)

Consists of (i) 3,750 shares of common stock held by Mr. You, (ii) 40,370 shares of common stock issuable to Mr. You pursuant to options exercisable within 60 days of March 31, 2023, (iii) 16,210 shares of common stock underlying RSUs vesting within 60 days of March 31, 2023 and (iii) 2,597,500 shares of common stock held by RHY 2021 Irrevocable Trust (the “RHY Trust”). Mr. You is the investment advisor of the RHY Trust and has voting and investment discretion with respect to the securities held by the RHY Trust.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based on a review of the copies of such reports filed on the SEC’s Edgar system and written representations that no other reports were required, during the fiscal year ended December 31, 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% owners were complied with; except that one report, covering one transaction, was filed late by Dr. Kim.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

Policies and Procedures Regarding Transactions with Related Persons

We have adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of the policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related person” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including the common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related person transaction to the audit committee (or, where review by the audit committee would be inappropriate, to another independent body of the board) for review. To identify related person transactions in advance, we will rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, the audit committee will take into account the relevant available facts and circumstances, which may include, but are not limited to:

•	the risks, costs, and benefits to us;

•	the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•	the terms of the transaction;

•	the availability of other sources for comparable services or products; and

•	the terms available to or from, as the case may be, unrelated third parties.

The audit committee will approve only those transactions that it determines are fair to us and in our best interests. Certain of the transactions described below were entered into prior to the adoption of such policy.

Related Person Transactions

Other than compensation arrangements for our directors and executive officers, which are described in the sections titled “Executive Compensation” and “Director Compensation,” the following is a description of transactions since January 1, 2021 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

dMY Relationships and Related Party Transactions

Private Warrants

Simultaneously with the closing of the dMY IPO, dMY consummated the Private Placement of 4,000,000 Private Warrants at a price of $2.00 per Private Warrant to dMY Sponsor III, LLC (“Sponsor”), generating gross proceeds of $8.0 million (including approximately $7.95 million in cash and approximately $50,000 in subscription receivable).

Each whole Private Warrant is exercisable for one whole share of Class A Stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Warrants to the Sponsor was added to the proceeds from the dMY IPO held in the Trust Account. The Private Warrants are non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The Sponsor exercised the Private Warrants on a cashless basis in December 2021 and received 2.2 million shares of our common stock.

Administrative Services Agreement

dMY entered into an agreement that provides that, commencing on the date of the dMY IPO continuing until the earlier of dMY’s consummation of an initial business combination and dMY’s liquidation, dMY paid the Sponsor a total of $10,000 per month for office space, secretarial and administrative services provided to members of dMY’s management team. The Sponsor, executive officers and directors, or any of their respective affiliates were reimbursed for any out-of-pocket expenses incurred in connection with activities on dMY’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Business Combination Related Person Transactions

On September 30, 2021, IonQ Quantum, Inc. (formerly known as IonQ, Inc., and referred to as “legacy IonQ” herein), a Delaware corporation, dMY Technology Group, Inc. III, a Delaware corporation (“dMY”), Ion Trap Acquisition Inc., a Delaware corporation and wholly owned subsidiary of dMY (“Merger Sub”), consummated the closing of the transactions contemplated by an Agreement and Plan of Merger, dated March 7, 2021 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, on September 30, 2021, the Merger Sub was merged with and into legacy IonQ with legacy IonQ continuing as the surviving corporation following the merger, becoming a wholly owned subsidiary of dMY and the separate corporate existence of the Merger Sub ceased. Commensurate with the closing of the business combination, dMY changed its name to IonQ, Inc.

PIPE Investment

In connection with the execution of the Merger Agreement, dMY entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to purchase, and dMY agreed to sell the PIPE Investors, an aggregate of 34,500,000 shares of dMY common stock, for a purchase price of $10.00 per share and an aggregate purchase price of $345.0 million, in the PIPE Investment. The table below sets forth the number of shares of dMY common stock purchased by our related parties in the PIPE Offering:

Stockholder	Shares of dMY common stock	Total Purchase Price
Blake Byers(1)	300,000	$3,000,000
New Enterprise Associates 15, L.P.(2)	200,000	2,000,000
GV 2016, L.P.(1)	200,000	2,000,000

(1)	Blake Byers, a member of our Board at the time of the transaction, was previously a partner of GV 2016, L.P., a beneficial owner of greater than 5% of IonQ’s capital stock.

(2)	Ronald Bernal, a member of our Board, is a partner of New Enterprise Associates 15, L.P., a beneficial owner of greater than 5% of our capital stock.

IonQ Stockholder Support Agreement

On March 7, 2021, dMY, legacy IonQ and certain legacy IonQ stockholders, including holders affiliated with members of legacy IonQ’s Board and beneficial owners of greater than 5% of legacy IonQ’s capital stock, representing 54.88% of the voting power of legacy IonQ’s then-outstanding shares of capital stock, entered into a stockholder support agreement (the “IonQ Stockholder Support Agreement”), whereby such legacy IonQ stockholders agreed to, among other things, promptly (and in any event within three business days) following the SEC declaring effective the proxy statement/prospectus, vote or provide consent with respect to the securities of legacy IonQ set forth in the IonQ Stockholder Support Agreement, in favor of the approval and adoption of the Merger Agreement and the transactions contemplated therein. Additionally, such legacy IonQ stockholders agreed, among other things, to not transfer any securities of IonQ set forth in the IonQ Stockholder Support Agreement from March 7, 2021 until the earlier of the effective time or the termination of the Merger Agreement in accordance with its terms, subject to certain exceptions.

Amended and Restated Registration Rights Agreement

In connection with the closing of the business combination, we, the Sponsor, the former dMY directors and certain of our securityholders entered into an amended and restated registration rights agreement. Pursuant to the agreement, we agreed that we will file with the SEC a registration statement registering the resale of certain securities held by or issuable to such holders, and we will use reasonable best efforts to have such registration statement declared effective as soon as practicable after the filing thereof. In certain circumstances, certain holders can demand up to two underwritten offerings in any 12 month period, and certain holders are entitled to piggyback registration rights.

Lock-Up Agreements

In connection with the business combination, the Sponsor, the current management of legacy IonQ, the former dMY directors and certain stockholders of legacy IonQ entered into a lock-up agreement, which we refer to as the “Lock-Up Agreements.”

The parties to such Lock-Up Agreements agreed not to, without the prior written consent of the Board, during the applicable lock-up period:

•

sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder, any shares of common stock held by it immediately after closing (including common stock acquired as part of the PIPE Investment or issued in exchange for, or on conversion or exercise of, any securities issued as part of the PIPE Investment), any shares of common stock issuable upon the exercise of options to purchase shares of common stock held by it immediately after closing, or any securities convertible into or exercisable or exchangeable for common stock held by it immediately after closing (the “Lock-Up Shares”),

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or

•	publicly announce any intention to effect any transaction specified in the foregoing clauses.

Pursuant to the Lock-Up Agreements, the parties agreed to transfer restrictions as follows: (i) certain stockholders of legacy IonQ were restricted until the earlier of (x) March 30, 2022 (180 days after the closing date) and (y) the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares for cash, securities or other property; (ii) members of our management were restricted until the earlier of (x) 365 days after the closing date, (y) the day after the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after the closing date and (z) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares for cash, securities or other property; and (iii) members of dMY’s Board and the Sponsor were restricted until the earlier of (x) 365 days after the closing date, (y) the day after the date on which the closing price of our common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the closing date and (z) the date on which we complete a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of our stockholders having the right to exchange their shares for cash, securities or other property.

In addition, the PIPE Investors agreed to be bound by lock-up provisions with respect to their subscribed shares. The lock-up periods for strategic investors varied between six and 18 months, subject to certain conditions, depending on the number of shares of common stock subscribed for by each strategic investor and a number of other factors. Venture capital and other investors have agreed to be bound by lock-up provisions with respect to their subscribed shares for a period of 180 days, subject to the terms of their subscription agreements or, in the case of certain investors that were previously investors in dMY, the Lock-Up Agreements described above.

Indemnification Agreements

Our Certificate of Incorporation contains provisions limiting the liability of executive officers and directors, and the Bylaws provide that we will indemnify each of our executive officers and directors to the fullest extent permitted under Delaware law. The Certificate of Incorporation and the Bylaws also provide the Board with discretion to indemnify certain key employees when determined appropriate by the board.

We have entered into indemnification agreements with all of our directors and executive officers and certain other key employees. The indemnification agreements provide that we will indemnify each of our directors, executive officers, and other key employees against any and all expenses incurred by such director, executive officer, or other key employee because of his or her status as one of our directors, executive officers, or other key employees, to the fullest extent permitted by Delaware law, the Certificate of Incorporation and the Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer, or key employee.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will likely be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice, please notify your broker or us. Direct your written request to us via email at investors@ionq.co. Stockholders who currently receive multiple copies of the Notices at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Laurie Babinski

Laurie Babinski
General Counsel and Corporate Secretary

April 28, 2023

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investors.ionq.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is also available without charge upon written request to us via email at investors@ionq.co.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET
Go To: www.proxypush.com/IONQ
Cast your vote online
Have your Proxy Card ready
Follow the simple instructions to record your vote
PHONE Call 1-866-491-3176
Use any touch-tone telephone
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Follow the simple recorded instructions
MAIL
Mark, sign and date your Proxy Card
Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting by 5:00 p.m.,
Eastern time, on June 6, 2023 at www.proxydocs.com/IONQ
P.O. BOX 8016, CARY, NC 27512-9903
IonQ, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of April 10, 2023
TIME:
Wednesday, June 7, 2023, 10:00 AM, Eastern Time
PLACE:
Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/IONQ for more details.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Craig Barratt and Peter Chapman (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IonQ, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IonQ, Inc.
Annual Meeting of Stockholders
Please make your marks like this: ☒
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2
PROPOSAL
YOUR VOTE
BOARD OF
DIRECTORS
RECOMMENDS
1. To elect three Class II directors, each to serve until our 2026 Annual Meeting of Stockholders.
FOR
WITHHOLD
1.01 Ronald Bernal
FOR
1.02 Kathryn Chou
FOR
1.03 Harry You
FOR
FOR
AGAINST
ABSTAIN
2. To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
FOR
You must register to attend the meeting by 5:00 p.m., Eastern time, on June 6, 2023 at www.proxydocs.com/IONQ
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.
Signature (and Title if applicable)
Date
Signature (if held jointly)
Date